                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is made on the 29th day of September, 1995, by and among MAJORCO, L.P., a Delaware limited partnership ("Employer"), and JOSEPH
M. GENSHEIMER ("Executive").

                              W I T N E S E T H:

        WHEREAS, Employer and its affiliates are engaged in the telecommunications business ;

        WHEREAS, Executive has expertise, experience and capability in the business of Employer and the telecommunications business in general;

        WHEREAS, Executive has been, and now is employed at a different company unrelated to Employer ;

        WHEREAS, Employer desires to enter into this Agreement to induce Executive to serve in the capacity of General Counsel of Employer and to provide severance and other benefits for Executive and obtain Executive's agreements regarding confidentiality and post-employment restrictive covenants for Employer; and

        WHEREAS, Executive is willing to provide such agreements to Employer.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration are mutually acknowledged by the parties, it is hereby agreed as follows:

        1. RECITALS.
           --------

        The recitals set forth above constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding its execution. Those recitals are made a part of the covenants of this Agreement, and this Agreement shall be construed in light thereof.

        2. DUTIES AND RESPONSIBILITIES.
           ---------------------------

        The duties and responsibilities of Executive shall be of an executive nature as shall be required by Employer in the conduct of its business. Executive's powers and authority shall include such duties and responsibilities as from time to time may be assigned to him. Executive recognizes that during his employment under this Agreement he owes an undivided duty of loyalty to Employer, and agrees to devote his entire business time and attention to the performance of his duties and responsibilities and to use his best efforts to promote and develop the business of Employer.

        3. EMPLOYMENT TERM.
           ---------------

        This Agreement shall become effective as of October 2, 1995 and shall continue until Executive's employment is terminated by either party in accordance with Sections 5, 6, 7, or 8 of this Agreement.

        4. COMPENSATION AND BENEFITS.
           -------------------------

        During employment, Executive shall be entitled to receive a base annual salary and other compensation as outlined in the August 25, 1995, employment offer letter to Executive from the Chief Executive Officer of Employer, shall be reimbursed for reasonable expenses incurred and accounted for in accordance with the policies and procedures of Employer, and shall be entitled to five weeks vacation pay and other benefits applicable to employees generally, each as may from time to time be established, amended or terminated. Upon execution of this Agreement, Executive shall be entitled to the Special Compensation set forth in
Section 5 hereof in accordance with the terms of this Agreement.

        In addition, as an inducement to Executive to become General Counsel of Employer prior to the December 31, 1995, vesting date of the annual incentive compensation due Executive from his current employer and the February 27, 1996, vesting date of certain incentive stock options due Executive from his current employer, Executive shall receive a payment of $150,000 on or before October 30, 1995 (less applicable withholding taxes) and, if Executive is still employed by Employer at that time, an additional $150,000 (less applicable withholding taxes) on the first anniversary date of Executive's employment with Employer. As an additional inducement for Executive to relocate to the Kansas City metropolitan area, Executive will receive for Executive's residence in Poughkeepsie, New York, a guaranteed buy-out offer under Section 3.16 of the Sprint Executive Relocation Program of $363,000, provided Executive first provides the Sprint Relocation Manager with documentation of an original purchase price for and capital improvements to the residence of at least $420,000.

        Because Executive is joining Employer prior to the establishment of definitive benefit plans, Employer will give Executive the same benefits as given to any other similarly situated employee (such as nonqualified retirement plans if they should exist). Nothing contained herein, however, shall require Employer to increase Executive's salary, up-front payment, or short and long-term incentives to reflect differences in the salaries, up-front payments, or short and long-term incentives given to other employees of Employer.

        5. TERMINATION BY EMPLOYER: SPECIAL COMPENSATION.
           ---------------------------------------------

        At any time, Employer may terminate Executive's employment for any reason. If Executive's termination by Employer is other than pursuant to Section 6, Executive shall, subject to the other provisions of this Section 5, be entitled to the following Special Compensation (as that term is defined in this Section 5) in lieu of any benefits available under any and all

Employer separation plans or policies, except as noted in Section 17. If Executive is terminated pursuant to this Section 5, Executive's obligations under Sections 11, 12, 13 and 14 hereof shall continue.

        For purposes of this Agreement, "Special Compensation" shall entitle
        Executive:

            (a) to continue to receive for a period of eighteen months from the date of termination (the "Severance Period") bi-weekly compensation at the rate equal to the bi-weekly amount of his base annual salary in effect at the date of termination of employment;

            (b) to receive a bonus, based on actual performance results, up to the target amount, under any short-term incentive plan maintained by Employer throughout the Severance Period in which Executive participated prior to the termination of his employment, provided that the amount, if any, payable under such plan for the award period including the last day of the Severance Period shall be prorated based upon the number of months of the Severance Period that fall within the award period and the total number of months in such award period;

            (c) to receive an award under any long-term incentive plan in which Executive participated prior to the termination of his employment, prorated based on the Executive's last day worked, exclusive of any Severance Period, determined in accordance with the terms of said Plan;

            (d) to continue to receive throughout the Severance Period any life, health, medical, dental, and qualified or nonqualified retirement benefits which the Executive was receiving or was entitled to receive at the time of termination of his employment, except that any long-term disability and short-term disability benefits cease on the last day worked; and

            (e) to receive outplacement counseling by a firm selected by Employer to continue until Executive becomes employed.

        Employer shall pay or cause to be paid the amounts payable under paragraph (a) above in equal installments, bi-weekly in arrears, and the amount payable under paragraphs (b) and (c) in accordance with the terms of those plans, if any. All payments pursuant to this Section shall be subject to applicable income tax, unemployment insurance and social security withholdings and other deductions required by law.

        In addition to the Special Compensation described above, Executive shall also be entitled to vacation pay for any vacation accrued by Executive in the calendar year of termination but not taken at the time of termination.

        In the event Executive becomes employed full-time during the Severance Period, Executive's entitlement to continuation of the benefits described in paragraph (e) shall immediately cease, however, Executive shall retain any rights to continue medical insurance coverage under the COBRA continuation provisions of the group medical insurance plan by paying the applicable premium therefor.

        The payments and benefits provided for in this Section shall be in addition to all other sums then payable and owing to Executive hereunder and, except as expressly provided herein, shall not be subject to reduction for any amounts received by Executive for employment or services provided after termination of employment hereunder, and shall be in full settlement and satisfaction of all of Executive's claims and demands.


        In all events, Executive's right to receive severance and/or other benefits pursuant to this Section shall cease immediately in the event (a) Executive is re-employed by Employer, (b) Executive is employed by any person, firm, corporation or other entity that has an ownership interest in Employer, or any of their affiliates, or (c) Executive breaches his Confidential Information covenant (as defined in Section 11 hereof), or breaches Sections 12, 13 or 14 hereof. In all cases, Employer's rights under Section 15 shall continue.

        6.  VOLUNTARY RESIGNATION BY EXECUTIVE; TERMINATION FOR CAUSE; TOTAL
            -----------------------------------------------------------------
DISABILITY.
- - ----------

        Upon termination of Executive's employment by either Voluntary Resignation, Termination For Cause (as those terms are defined in this Section
6), or Total Disability, as that term is defined in Employer's Long-Term Disability Plan, Executive shall have no right to compensation, severance pay or other benefits described in this Agreement following the termination of his employment, but Executive's obligations under Sections ll, 12, 13 and 14 hereof shall continue.

            (a) Voluntary Resignation by Executive. At any time, Executive has the right, by written notice to Employer, to terminate his services hereunder ("Voluntary Resignation"), effective as of thirty (30) days after such notice.

            (b) Termination for Cause by Employer. At any time, Employer has the right to terminate Executive's employment for cause. Termination upon the occurrence of any of the following shall be deemed termination for cause ("Termination for Cause"):

                   (i) Conduct by the Executive which reflects adversely on the Executive's honesty, trustworthiness or fitness as an Executive; or

                   (ii) Executive's willful engagement in conduct which is demonstrably and materially injurious to the Employer.

        Termination for failure to meet performance expectations, unless willful, continuing and substantial, shall not be deemed a Termination for Cause. For Termination for Cause, written notice of the termination of Executive's employment by Employer shall be served upon Executive and shall be effective as of the date of such service. Such notice given by Employer shall specify the act or acts of Executive underlying such termination.

            (c) Total Disability. Upon the total disability of the Executive, as that term is defined in Employer's Long-Term Disability Plan, Executive shall have no right to compensation or severance pay described in this Agreement, but shall be entitled to long-term disability and other such benefits afforded under the applicable policies and plans.

        7. RESIGNATION FOLLOWING CONSTRUCTIVE DISCHARGE.
           --------------------------------------------

        If at any time, except in connection with a termination pursuant to
Section 5 or 6, Executive is Constructively Discharged (as that term is defined in this Section 7) then Executive shall have the right, by written notice to Employer within sixty (60) days of the event causing him to be Constructively Discharged, to terminate his services hereunder, effective as of thirty (30) days after such notice. Executive shall in such event be entitled to the compensation and benefits as if such employment were terminated pursuant to
Section 5 of this Agreement. If Executive terminates his employment pursuant to this Section 7, Executive's obligations under Sections 11, 12, 13, and 14 hereof shall continue.

        For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:

            (a) Executive is removed from his position with Employer other than as a result of Executive's appointment to positions of equal or superior scope and responsibility; or

            (b) Executive's targeted total compensation is reduced by more than 10% (other than across-the-board reductions similarly affecting all executives of Employer having comparable responsibilities).

        8.  EFFECT OF CHANGE IN CONTROL.
            ---------------------------

        In the event that within one year of a Change in Control (as that term is defined in this Section 8), Executive's employment is terminated:

            (a)    by Employer other than pursuant to Section 6,

            (b)    by Executive pursuant to Section 7 hereof,

            (c) by Executive if Executive is required to be based anywhere other than his location at the time or the Kansas City metropolitan area, except for required travel on business to an extent substantially consistent with Executive's business travel obligations immediately prior to the Change in Control; then Executive shall be entitled to the Special Compensation described in Section 5 and shall be bound by Sections 11, 13 and 14, but shall not have any continuing obligations under Section 12 except as otherwise required by common law or statute.

        For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if any natural person, corporation, trust, partnership, limited liability company or other entity (a "Person"), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Employer or any of its affiliates, or (ii) the current partners of Employer or any Person that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership of control with, the current partners of Employer, is or becomes the owner, directly or indirectly, of 50% or more of the outstanding partnership interests in Employer.

        9.  DISPUTE RESOLUTION.
            ------------------

        All disputes arising under this Agreement, other than those disputes relating to Executive's alleged violations of Sections ll through 14 herein, shall be submitted to arbitration by the American Arbitration Association in Kansas City, Missouri. Costs of arbitration shall be borne equally by the parties. The decision of the arbitrators shall be final and there shall be no appeal from any award rendered. Any award rendered may be entered as a judgment in any court of competent jurisdiction. In any judicial enforcement proceeding, the losing party shall reimburse the prevailing party for its reasonable costs and attorneys' fees for enforcing its rights under this Agreement, in addition to any damages or other relief granted. This Section 8 does not apply to any action by Employer to enforce Sections ll through 14 of this Agreement and does not in any way restrict Employer's rights under Section 15 herein.

        10. ENFORCEMENT.
            -----------

        In the event Employer shall fail to pay any amounts due to Executive under this Agreement as they come due, Employer agrees to pay interest on such amounts at a rate of prime plus two percent (2%) per annum. Employer agrees that Executive and any successor shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorney fees and costs of litigation.

        11. CONFIDENTIAL INFORMATION.
            ------------------------

        Executive acknowledges that during the course of his employment he will learn or develop Confidential Information (as that term is defined in this Section ll). Executive further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of Executive's duties on behalf of Employer, will cause Employer irreparable harm.

        For purposes of this Section, Confidential Information means trade secrets (such as technical and non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process) and other proprietary information concerning the products, processes or services of Employer or its partners, and its or their affiliates, including but not limited to, computer programs; unpatented inventions, discoveries or improvements; marketing, manufacturing, or organizational research and development; business plans; methods of operation; sales forecasts; personnel information, including the identity of other employees of Employer, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer and supplier lists and information on customers, suppliers or their employees; information concerning planning or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information has not been made generally available to the public.

        Except in the course of his employment and in the pursuit of the business of Employer, Executive shall not, during the course of his employment, or at any time following termination of his employment for any reason, directly or indirectly, disclose, publish, communicate or use on his behalf or another's behalf, any Confidential Information of Employer.

        Executive acknowledges that Employer operates and competes nationally, and that Employer will be harmed by unauthorized disclosure or use of Confidential Information regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state or other jurisdiction.

        12. NON-COMPETITION.
            ---------------

        Executive acknowledges that use or disclosure of Confidential Information described in Section 11 is likely if Executive were to perform telecommunications functions relating to wireless and wireline services on behalf of a competitor of Employer. Therefore, Executive shall not, for eighteen
(18) months following termination of employment for any reason (the "Non-Compete Period"), accept any position where Executive, within any 90-day period, dedicates his time and efforts principally to managing, controlling, participating in, investing in, acting as a consultant or advisor to, rendering services for or otherwise assisting any person, firm, corporation or other entity in the Wireline Business or the Wireless Business in competition with the Wireless Business or Wireline Business of Employer, anywhere in the United States of America; provided, however, that the ownership of less than a 5% interest in the securities of a corporation which are traded on a national securities exchange or quoted on NASDAQ shall not be deemed to constitute a violation hereof.

        Executive acknowledges that Employer operates and competes nationally, and that therefore this non-competition agreement appropriately is not limited to any single state or other jurisdiction.

        13. INDUCEMENT OF OTHER EMPLOYEES.
            -----------------------------

        For an eighteen (18) month period following termination of employment for any reason, Executive will not directly or indirectly solicit, induce or encourage any employee or agent of Employer to terminate his relationship with Employer.

        14. RETURN OF EMPLOYER'S PROPERTY.
            -----------------------------

        All books, records, files, notes, reports, sketches, plans, published memoranda or other documents, and any other tangible forms of information (whether stored magnetically, electronically, or otherwise, including, but not limited to, computer diskettes or compact disks), created, developed, generated or held by Executive during employment, concerning or related to Employer's business, and whether containing or relating to Confidential Information or not, are the property of Employer and will be promptly delivered to Employer upon termination of Executive's employment for any reason whatsoever. During the course of employment, Executive shall not remove any of the above property containing Confidential Information, or reproductions or copies thereof, or any apparatus from Employer's premises without authorization.

        15. REMEDIES.
            --------

        Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Sections 11, 12, 13 and 14 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect Employer and its legitimate and proprietary business interests and property from irreparable harm.

        Executive acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to Employer. Therefore, Executive agrees that, in addition to any other remedies at law or in equity available to Employer for Executive's breach or threatened breach of this Agreement, Employer is entitled to specific performance or injunctive relief, without bond, against Executive to prevent such damage or breach, and the existence of any claim or cause of action Executive may have against Employer will not constitute a defense thereto. Executive further agrees to pay reasonable attorneys' fees and costs of litigation incurred by Employer in any proceeding relating to the enforcement of the Agreement or to any alleged breach thereof in which Employer shall prevail in whole or those reasonable fees and costs attributable to the extent that Employer prevails in part.

        In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.

        16. CONFIDENTIALITY OF AGREEMENT.
            ----------------------------

        As a specific condition to Executive's right to Special Compensation or other benefits described herein, Executive agrees that he will not disclose or discuss: the existence of this Agreement; the Special Compensation provided hereunder; or any other terms of the Agreement except: (1) to members of his immediate family; (2) to his financial advisor or attorney but then only to the extent necessary for them to assist him; (3) to a potential employer on a strictly confidential basis and then only to the extent necessary for reasonable disclosure in the course of serious negotiations; or (4) as required by law or to enforce legal rights.

        17. ENTIRE UNDERSTANDING.
            --------------------

        This Agreement and the employment offer letter of August 25, 1995 from the Chief Executive Officer of Employer constitute the entire understanding between the parties relating to Executive's employment hereunder and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, except for the terms and provisions of the employee benefit or other compensation plans (or any agreements or awards thereunder) referred to in or contemplated by this Agreement.

        18. BINDING EFFECT.
            --------------

        This Agreement shall be binding upon and inure tO the benefit of Executive's executors, administrators, legal representatives, heirs and legatees and the successors and assigns of Employer.

        19. PARTIAL INVALIDITY.
            ------------------

        The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Executive hereby agrees that such scope may be judicially modified accordingly.

        20. STRICT CONSTRUCTION.
            -------------------

        The language used in this Agreement will be deemed to be the language chosen by Employer and Executive to express their mutual intent and no rule of strict construction shall be applied against any person.

        21. Waiver.
            ------
        The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

        22. NOTICES.
            -------

        Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered personally or by courier; (b) upon dispatch if transmitted by telecopy or other means of facsimile, provided a copy thereof is also sent by regular mail or courier; or
(c) within forty-eight (48) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as certified mail, return receipt requested, addressed, in any case to the party at the following addresses or telecopy numbers:

                If to Executive:

                Joseph M. Gensheimer

                ---------------------------------

                ---------------------------------

                If to Employer:

                Sprint Telecommunications Venture
                9221 Ward Parkway
                Kansas City, MO 64114
                Attention: Chief Executive Officer

or to such other addresses or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

        23. GOVERNING LAW.
            -------------

        This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Kansas

        24. GENDER.
            ------

        Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter.

        25. HEADINGS.
            --------

        The headings of the Sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe the contents of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date above set forth.

                                        EMPLOYER:

                                        MAJORCO. L.P.


                                        By:/s/ Ronald T. LeMay
                                           -----------------------------
                                           Authorized Officer


                                        EXECUTIVE:
                                        /s/ Joseph M. Gensheimer
                                        ------------------------------
                                        Joseph M. Gensheimer